UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

UNITED STATES STEEL CORPORATION
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA IMPACT FUND LP SERIES CC

ANCORA IMPACT FUND LP SERIES DD

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

On March 25, 2025, Ancora’s outside counsel sent the following letter to the SEC on Ancora’s behalf:

March 25, 2025

VIA EDGAR AND ELECTRONIC MAIL

Perry Hindin
Office of Mergers and Acquisitions
United States Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 3628
100 F Street, N.E.
Washington, D.C. 20549

Re:	United States Steel Corporation (“USS,” “U.S. Steel” or the “Company”) Press release and letter to stockholders (the “Soliciting Materials”) issued on March 24, 2025 File No. 001-16811

Dear Mr. Hindin:

We are writing this letter on behalf of our client, Ancora Catalyst Institutional, LP (together with its affiliates, “Ancora”), regarding the Soliciting Materials issued by the Company with the Commission on March 24, 2025, but not filed with the Securities and Exchange Commission (the “Commission”) until March 25, 2025, with respect to the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”).

We have reviewed the Soliciting Materials with Ancora and have noted below serious and alarming violations by the Company of Rule 14a-9 (“Rule 14a-9”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to certain blatantly false and misleading disclosures, as well as certain omissions of material facts necessary in order to make the statements therein not false or misleading.

Blatantly False and Defamatory Statements Regarding Ancora and Certain of the Ancora Nominees in the Soliciting Materials

The Soliciting Materials include certain blatantly false statements about Ancora and certain of its nominees in violation of Rule 14a-9. It seems clear that the Company has embarked on a smear campaign aimed at recklessly destroying the reputation of Ancora and its Chairman and Chief Executive Officer, Fredrick D. DiSanto.

The following statement regarding Mr. DiSanto is blatantly false and seemingly intended to recklessly harm Mr. DiSanto’s reputation.

•	“Fred DiSanto ran a proxy contest for his personal benefit and has been accused by the SEC of violating the Anti-Greenmail Statute and extracting millions of dollars of profit for himself.”

The above statement is blatantly false and defamatory. It is also reckless insomuch that the Company’s made-up statement regarding Mr. DiSanto will also be forever housed on the SEC’s EDGAR website. The Commission never accused Mr. DiSanto of violating an “Anti-Greenmail Statute” or anything of the sort. As we are sure the Commission is well aware, there is no federal “Anti-Greenmail Statute” enforced by the Commission at all. Ancora was never accused by the Commission of any such violation, and Mr. DiSanto was never accused of running a proxy contest “for his personal benefit.” Every aspect of the quoted statement is completely and utterly false. Ancora is deeply concerned that the perpetuation of such blatant falsehoods by the Company in the midst of a contested election in which Mr. DiSanto is not only a nominee, but a control person of the nominating stockholder, constitutes an abhorrent assault, not only on the ability of stockholders to make a fully-informed decision at the Annual Meeting, but on the foundations of American securities law governing contested elections.

The Company should be made to immediately retract this harmfully false statement regarding Mr. DiSanto in a direct and clear public statement through a press release and not be permitted to attempt to bury its retraction amidst other disclosures in a proxy filing. Ancora is exploring other avenues of legal recourse to hold the Company accountable for its recklessly false statement regarding Mr. DiSanto and preserve his reputation from being smeared in such a deliberate and careless manner.

•	“Ancora was issued a censure, cease and desist for improper political campaign contributions.”

Ancora believes the above statement is materially misleading in that, by failing to provide additional details or context regarding the referenced proceedings, the Company implies a serious breach of federal law that ought to impugn the character and reputation of Ancora and suggest that Ancora is a bad actor. In fact, the “cease and desist” issued by the Commission was the result of a settlement with Ancora in which Ancora admitted no wrongdoing, and the violation of campaign contribution laws was identified and raised to the Commission by Ancora in the first place after being discovered during a routine regulatory compliance audit, and Ancora subsequently worked with the Commission to provide the necessary information to help the Commission assess the nature of the violation and reach a resolution. The amounts involved did not exceed $50,000, the employees whose campaign contributions were at issue asked for the contributions to be returned after making them and the total size of the fine paid by Ancora was $100,000. Thus, while a violation of the Commission’s “pay-to-play” rule for investment advisers, the incident referred to by the Company could, and in Ancora’s view properly is, viewed as a technical foot fault that was quickly corrected.

Stockholders should be free to decide for themselves how to evaluate the facts, but they cannot do so when those facts are concealed from them and they are offered only an out-of-context, inflammatory statement placed in the Soliciting Materials in the same bullet point as the blatantly false “Anti-Greenmail Statute” claim. The reader is clearly meant to associate these two unrelated incidents, to extrapolate from the seriousness of the lies put forth in the first statement that the situation described in the second statement is also serious. The result is a highly misleading set of claims that may bias stockholders, who are not given sufficient context to evaluate the statements, against Ancora, not on the basis of the substance of the proxy campaign or of any of Ancora’s own actions, but merely out of innuendo and intimation.

•	“Jamie Boychuk has a problematic safety record, having been a board member during the deterioration of quarterly mainline accident rate at CSX and associated with a CN train derailment.”

The above statement is blatantly false. Notably, Mr. Boychuk never served on the board of directors of CSX Transportation, Inc. (“CSX”), but rather served in a series of executive roles. Further, during Mr. Boychuk’s tenure as Chief Operating Officer, CSX maintained the industry-leading Federal Railroad Administration personal injury rate, and not a single death occurred under his watch as COO. Mr. Boychuk was a proponent of two-man crews on all mainline trains at CSX, an important safety feature that highlights Mr. Boychuk’s stellar safety record in direct contravention of the false and defamatory claims made by the Company. The Company’s failure to accurately characterize Mr. Boychuk’s role at CSX demonstrates the looseness with which the facts of his career are treated by this statement, but of far greater concern is the false and misleading attempt to tie Mr. Boychuk to safety failures at CSX when the record plainly demonstrates the opposite.

Stockholders deserve accurate disclosure regarding the qualifications, background and experience of all director candidates, and the propagation of obvious falsehoods and misleading information about nominees is improper in that it makes it more difficult for stockholders to evaluate the candidates on whom they are asked to vote at the Annual Meeting and inappropriate in any context. This statement not only interferes with the right of all stockholders to a fully-informed vote on director candidates, it creates direct and immediate harm to Mr. Boychuk’s reputation outside the context of the contested election, and the Company should be made to immediately and clearly retract and clarify this damaging and defamatory claim.

•	“Ancora and several of its nominees are effectively part of the Cleveland-Cliffs organization.”

Notwithstanding the use of the word “effectively” by the Company in an apparent attempt to equivocate, Ancora believes this statement is false and materially misleading. The Company provides two bullet points in an attempt to support this statement, indicating that Ancora is a stockholder of Cleveland-Cliffs Inc. (“Cleveland-Cliffs”), and that Cleveland-Cliffs expressed its support for a prior proxy campaign by Ancora at another company in another industry. To extrapolate from these facts that Ancora and Cleveland-Cliffs are so intimately related that one is “effectively part” of the other is not only to go beyond the realm of the plausible into wild speculation, but also to create insinuations of illicit motives on the part of Ancora in the minds of stockholders that are utterly unsupported by any facts. Ancora believes that the Company is attempting to tie it to Cleveland-Cliffs, which at various times has made bids to acquire U.S. Steel, to suggest without saying directly that Ancora’s stated motivations for its proxy fight are not its own, that it is acting to further the interests of Cleveland-Cliffs rather than that of U.S. Steel stockholders. Not only are such insinuations utterly without merit, as evidenced by the utter lack of factual support marshalled by the Company in the Soliciting Materials, but they are also highly likely to mislead stockholders into accepting that some underhanded and undisclosed connection exists between Ancora and Cleveland-Cliffs, and so perhaps influence their vote at the Annual Meeting.

Ancora has never been anything but fully transparent regarding its motivations for its campaign at U.S. Steel and disclosed fully and completely in its initial nomination letter to the Company and in its subsequent publicly-filed preliminary proxy statement all connections between its nominees and Cleveland-Cliffs and the full background of its solicitation, which nowhere involves Ancora or any of its nominees becoming “effectively part of” or acting on behalf of Cleveland-Cliffs.

*     *     *     *     *

The Company has a duty not to disclose false or misleading statements and to disclose all the information necessary to make its statements in public filings not misleading. The Company should not be allowed to distribute solicitation materials to stockholders that contain false or misleading statements or do not present a complete and accurate disclosure of pertinent information, including information concerning the proposals being presented at any stockholder meeting. Such information and compliance with such obligations is essential for stockholders to make an informed decision regarding the future of their Company. Accordingly, Ancora respectfully requests that the Staff require the Company to promptly revise the Soliciting Materials to retract the false and misleading statements therein and provide corrective disclosure relating thereto.

We invite the Staff to contact the undersigned with any comments or questions it may have regarding this letter.

Very truly yours,

/s/ Andrew M. Freedman

Andrew M. Freedman

cc:	Fredrick D. DiSanto, Ancora Alternatives LLC Lori Marks-Esterman, Esq., Olshan Frome Wolosky LLP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Impact Fund LP Series CC (“Ancora Impact CC”), Ancora Impact Fund LP Series DD (“Ancora Impact DD”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 440,932 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 239,599 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 47,919 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 444,898 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 45,415 shares of Common Stock. As of the date hereof, Ancora Impact CC directly beneficially owns 518,909 shares of Common Stock. As of the date hereof, Ancora Impact DD directly beneficially owns 286,169 shares of Common Stock. As of the date hereof, Mr. DiSanto directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Kestenbaum directly beneficially owns 500,000 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora Impact CC, Ancora Impact DD and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.